SUBSCRIPTION AGREEMENT

On Time Filings, Inc.
260 Newport Center Drive, Suite 100
Newport Beach, California 92660

1.           Subscription.

(a)           On the terms and subject to the conditions of this Subscription Agreement (“Subscription Agreement”), New Kaiser Limited (“Investor”) hereby subscribes for and agrees to purchase from On Time Filings, Inc., a Nevada Corporation (the “Company”) two million (2,000,000) shares of $.001 par value common stock (“Shares”) of the Company, at a purchase price of Two Million Dollars ($2,000,000), or $1.00 per share (the “Purchase Price”). In connection with the Shares being issued pursuant to the Subscription Agreement, the Investor shall receive warrants which will provide to the Investor the right to purchase two million (2,000,000) shares of the Company’s common stock at a purchase price of $1.25 per share and which warrant shall expire five (5) years from the date that the Company accepts the subscription contemplated by the provisions of this Subscription Agreement. The Warrant Agreement attached hereto as Exhibit A.

(b)           The closing of the purchase and sale of the Shares to the Investor under this Subscription Agreement will be held at the offices of K&L Gates LLP, 10100 Santa Monica Blvd., 7th Floor, Los Angeles, California 90067, or such other location as may be mutually acceptable, at 10:00 a.m. Pacific Time on June 30, 2011.

(c)           At or prior to the closing of the sale of Shares to the Investor, the Investor (i) shall deliver an executed copy of this Subscription Agreement to the Company; and (ii) shall remit payment of the Purchase Price by wire transfer in immediately available U.S. funds to a bank account identified by the Company.

2.           Representations and Warranties.  In order to induce the Company to accept this subscription, the Investor hereby represents and warrants to, and covenants with, the Company as follows:

(a)           The Investor has received and carefully reviewed such information and documentation relating to the Company that the Investor has requested, including without limitation, the Company’s filings with the U.S. Securities and Exchange Commission;

(b)           The Investor acknowledges and confirms that the Investor is aware of and acknowledges that it is the intention of the Company to cause EPI Acquisition Corp., the Company’s wholly-owned subsidiary, to consummate a merger (the “Merger”) with and into Empowered Products, Inc., a Nevada corporation (“EPI”) with EPI surviving as a wholly-owned subsidiary of the Company. The Investor has been made aware of all of the information concerning the Merger, including the risks associated therewith.  The Investor has reviewed the agreements related to the transactions contemplated in connection with the Merger attached hereto as Exhibits B, C and D ( collectively, the “Merger Agreements”);

(c)           The Investor has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company, EPI, the Merger and the Merger Agreements  and the terms and conditions of the Investor’s proposed investment in the Company, and all such questions, if any, have been answered to the full satisfaction of the Investor;

(d)           The Investor has such knowledge and expertise in financial and business matters that the Investor is capable of evaluating the merits and risks involved in an investment in the Shares;

(e)           The Investor understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation S with respect to non U.S. purchasers is applicable to the offer and sale of the Shares, based, in part, upon the representations, warranties and agreements made by the Investor herein;

(f)           Except as set forth herein, no representations or warranties have been made to the Investor by the Company or EPI or any agent, employee or affiliate of the Company or EPI and in entering into this transaction the Investor is not relying upon any information, other than the results of independent investigation by the Investor;

(g)           The Investor acknowledges that it has been called to the Investor’s attention by those persons with whom the Investor has dealt in connection with the Investor’s proposed investment in the Company, that (i) the Company and EPI have a limited operating history with limited revenues; (ii) that the Company and EPI may never have any significant revenues or earnings; (iii) that the Company and EPI will need additional capital to operate their business upon completion of the Merger but have not assurance of additional necessary capital; (iii) an investment in the Shares is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Shares; (iv) the Investor may not be able to liquidate its investment; (v) transferability of the Shares is extremely limited; (vi) that the Investor’s proposed investment in the Company involves significant risks which may result in the loss of that investment, or a portion thereof; and (vii) the Company and EPI are and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business and the business and operations of EPI and its subsidiaries, and the industries, markets and geographic regions in which the Company and EPI will compete, as well as risks associated with the Merger.

(h)           The Investor has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the Investor hereunder and this Subscription Agreement is a legally binding obligation of the Investor in accordance with its terms; and

(i)           Regulation S Representations.

(i)           The Investor understands and acknowledges that: (A) the Shares acquired pursuant to this Subscription Agreement have not been registered under the Securities Act and are being sold in reliance upon an exemption from registration afforded by Regulation S and that such Shares have not been registered with any state securities commission or authority; (B)  pursuant to the requirements of Regulation S, the Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) other than as set forth in this Subscription Agreement between the Company and the Investor, the Company is under no obligation to register the Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

(ii)           (A) The Investor is not a “U.S. Person” as defined in Rule 902 of Regulation S promulgated under the Securities Act and is not acquiring the Shares for the account of any U.S. person; (B) if a corporation, it is not organized or incorporated under the laws of the United States; (C) if a corporation, no director or executive officer is a national or citizen of the United States; and (D) it is not otherwise deemed to be a “U.S. Person” within the meaning of Regulation S.

(iii)           The Investor, if not an individual, was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Subscription Agreement.

(iv)           The Investor is purchasing the Shares for its own account and risk and not for the account or benefit of, directly or indirectly, a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. The Investor understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

(v)           The Investor will, after the expiration of the restricted period, as set forth under Rule 903 of Regulation S, offer, sell, pledge or otherwise transfer the Shares only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws.  The transactions contemplated by this Subscription Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

(vi)           The offer leading to the sale evidenced hereby was made in an “offshore transaction.”  For purposes of Regulation S, the Investor understands that an “offshore transaction” as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

(vii)           Neither the Investor nor any affiliate of the Investor or any person acting on its behalf, has made or is aware of, and the Investor covenants that it will not engage in, any “directed selling efforts” in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased hereby.

(viii)           The Investor understands that the Company is the seller of the Shares which are the subject of this Subscription Agreement, and that, for purpose of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  The Investor agrees that it will not, during the restricted period set forth under Rule 903 of Regulation S, act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Shares other than to a non-U.S. Person.

(ix)           the Investor is outside the United States when receiving and executing this Subscription Agreement and the Investor will be outside the United States when acquiring the Shares,

(x)           The Investor acknowledges that the certificate for the Shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

(j)           The Investor represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements of within its jurisdiction for the purchase of the Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares.  Investor’s subscription and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of Investor’s jurisdiction.

3.           The Investor understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s execution of this Subscription Agreement where indicated.  This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.  The Investor further understands that all the offering proceeds will be placed directly in the Company’s bank account.  In the event the Company does not accept the offering proceeds, the offering will not be completed and all offering proceeds will thereafter be promptly returned to the Investor without interest or deduction.

4.           The Investor has no right to require that the Shares be registered pursuant to the provisions of the Securities Act, or otherwise.  The Investor further acknowledges and agrees that the Company has no obligation to assist the Investor in obtaining any exemption from any registration requirements imposed by applicable law. The Investor also acknowledges and agrees that it shall be responsible for compliance with all conditions on transfer imposed by a securities administrator or similar person of any state, province or territory.

5.           The Investor understands that the Company may, in its sole discretion, reject this subscription, in whole or in part, and/or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor’s subscription.

6.           The Investor agrees to indemnify the Company, EPI and their respective officers, directors, employees and affiliates and each other person, if any, who controls any of the foregoing, and hold them harmless from and against any and all losses, damages, liabilities, costs and expenses (including, but not limited to, any  and all expenses whatsoever reasonably incurred in investigating, preparing or definding against any litigation commenced or threatened or any claim whatsoever) which it may sustain or incur based on any false representation or warranty made by the Investor, or the Investor’s breach of or failure to comply with, any covenant or agreement made by the Investor herein or in any other document furnished by the Investor to the Company, EPI or their respective officers, directors, employees and affiliates and each other person if any, who controls any of the foregoing in connection with the transactions contemplated by this agreement.

7.           Neither this Subscription Agreement nor any of the rights of the Investor hereunder may be transferred or assigned by the Investor.

8.           Except as otherwise provided herein, this Subscription Agreement (i) may only be modified by a written instrument executed by the Investor and the Company; (ii) sets forth the entire agreement of the Investor and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of Nevada applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the Investor and their respective heirs, legal representatives, successors and permitted assigns.

9.           Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

10.           All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows:  if to the Investor, to the address set forth on the signature page hereto; and if to the Company, to 3367 West Oquendo Road, Las Vegas, Nevada 89118, Attention: President or to such other address as the Company or the Investor shall have designated to the other by like notice.

11.           This Subscription Agreement may be executed in counterparts and may be executed and delivered by facsimile or by scanned email.

12.           The holding of a provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

13.           It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be constructed, as a waiver of any subsequent breach by that same party.

14.           The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement this 30th day of June 2011.

Number of Shares Subscribed for       2,000,000

Subscription Amount: $2,000,000

Secured Party:

For and on behalf of
NEW KAISER LIMITED

By Director

For and on behalf of
YELIANG LIMITED

/s/ [illegible signature]

(Please print information below exactly
as you wish it to appear in the records of the Company)

Name		Corporate I.D. Number
or other Taxpayer I.D. Number

Address:		Address for notices if different:

Number and Street		Number and Street

City	Country Postal Code	City	Country Postal Code

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription is hereby accepted by On Time Filings, Inc. this 30th day of June 2011.

On Time Filings, Inc.

By:	/s/ Suzanne Fischer
Name: Suzanne Fischer
Title: President